TERMINATION AGREEMENT

AGREEMENT dated as of December 8, 2008, by and between QNECTIVE, INC., a Nevada corporation, with its principal place of business at c/o Qporter, AG, Thurgauerstrasse 54, CH-8050, Zurich, Switzerland ("Qnective") and Mrs. Thea Kunz, having an address at CH-4414, Arlesheim, Switzerland ("Kunz").

WITNESSETH:

WHEREAS, Qnective and Kunz entered into an agreement (the "Agreement") for the purchase of a 15% convertible debenture (the "Debenture") on September 4, 2008; and

WHEREAS, pursuant to the Debenture Kunz loaned the principal amount of Two Million and 00/100 ($2,000,000.00) U.S. Dollars to Qnective (the "Loan"); and

WHEREAS, Qnective and Kunz have agreed to terminate the Agreement and the Debenture upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein the parties agree as follows.

1. Termination.

(a) The Agreement and the Debenture shall terminate effective as of December 8, 2008.

2. Repayment of Loan. Simultaneously with the termination of the Agreement and the Debenture:

(a) Kunz will execute and deliver to Qnective a Subscription Agreement in the form annexed hereto as Exhibit A; and

(b) Qnective shall authorize, in lieu of repayment of the Loan, the issuance to Kunz of One Million (1,000,000) shares of the common stock, par value $.001 of Qnective in full and final payment of the Loan, including the principal and all accrued but unpaid interest and in full satisfaction of all obligations under the Agreement, the Debenture, and Loan.

3. Governing Law; Dispute Resolution.

(a) This Agreement shall be governed by and construed in accordance with the laws of the country of Switzerland without reference or application to principles of conflicts of laws.

(b) The parties irrevocably submit to the exclusive jurisdiction of the courts of Zurich, Switzerland.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

QNECTIVE, INC.

By:	/s/ Oswald Ortiz
Oswald Ortiz
Chief Executive Officer

/s/ Thea Kunz
THEA KUNZ

EXHIBIT A

Subscription Agreement

2

THIS SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT (THE “SUBSCRIPTION AGREEMENT”) RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

SUBSCRIPTION AGREEMENT
(Offshore Subscribers)

TO:	Qnective, Inc. (the “Company”)
c/o Qporter (Schweiz) AG
Thurgauerstrasse 54, CH-8050, Zurich, Switzerland

Purchase of Shares

Whereas, the Company and the Subscriber (as hereinafter defined) entered into an agreement (the “Agreement") for the purchase of a 15% convertible debenture (the "Debenture") on September 4, 2008;

Whereas, pursuant to the Debenture the Subscriber loaned the principal amount of Two Million and 00/100 U.S. Dollars ($2,000,000.00) to the Company (the "Loan"); and

Whereas, the Company and the Subscriber have agreed to terminate the Agreement and the Debenture upon the terms and conditions of a Termination Agreement dated as of December 8, 2008.

1.	Subscription

1.1    On the basis of the representations and warranties and subject to the terms and conditions set forth herein, Mrs. Thea Kunz (the “Subscriber”) hereby irrevocably subscribes for and agrees to accept the issuance to the Subscriber of 1,000,000 shares of the Company’s common stock (“Common Stock”), par value $0.001 per share (each a “Share” and collectively the “Shares”) (the subscription and agreement to purchase being the “Subscription”), in lieu of repayment of, and in satisfaction of all obligations under the Agreement, the Loan and the Debenture having a principal amount of  TWO MILLION DOLLARS (US$2,000,000.00) (collectively, the “Subscription Proceeds”).

1.2    The Shares may also be hereafter referred to, collectively, as the “Securities”.

1.3    On the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Company hereby irrevocably agrees to sell the Shares to the Subscriber.

1.4    Subject to the terms hereof, the Subscription will be effective upon its acceptance by the Company.

2.	Payment

2.1    The Company hereby acknowledges that it has, as of the date of this Subscription Agreement, received all of the Subscription Proceeds pertaining to the purchase of the Shares by the Subscriber.

3.	Documents Required from Subscriber

3.1    The Subscriber must complete, sign and return to the Company an executed copy of this Subscription Agreement.

3.2    The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, the Financial Industry Regulatory Authority Over the Counter Bulletin Board (the “OTCBB”) and applicable law.

4.	Closing

4.1    The sale of the Shares shall be completed (the “Closing”) on the date this Subscription Agreement is executed by the parties hereto (the “Closing Date”) or such other date as the parties may agree upon.

4.2    At the Closing, or promptly thereafter, the Company will deliver a certificate for the Shares registered as provided in this Subscription Agreement.

5.	Acknowledgements of Subscriber

5.1    The Subscriber acknowledges and agrees that:

(a)
none of the Securities have been or will be registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the Securities Act (“Regulation S”), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with applicable state securities laws;

(b)	the Company has not undertaken, and will have no obligation, to register any of the Securities under the Securities Act or any other securities legislation;

(c)	it has received and carefully read this Subscription Agreement;

(d)
the decision to execute this Subscription Agreement and purchase the Shares agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based entirely upon a review of any public information which has been filed by the Company with the Securities and Exchange Commission (“Commission”) in compliance, or intended compliance, with applicable securities legislation;

(e)
it and its advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the sale of the Shares hereunder, and to obtain additional information, to the extent possessed or obtainable by the Company without unreasonable effort or expense;

(f)
the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business and that all documents, records and books in connection with the sale of the Securities hereunder have been made available for inspection by it and its attorney and/or advisor(s);

(g)
all information which the Subscriber has provided to the Company is correct and complete as of the date the Subscription Agreement is signed, and if there should be any change in such information prior to this Subscription Agreement being executed by the Company, the Subscriber will immediately provide the Company with such information;

(h)
the Company is entitled to rely on the representations and warranties of the Subscriber contained in this Subscription Agreement and the Subscriber will hold the Company harmless from any loss or damage it may suffer as a result of the Subscriber’s failure to correctly complete this Subscription Agreement;

(i)
the Subscriber has been advised to consult the Subscriber’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i)	any applicable laws of the jurisdiction in which the Subscriber is resident in connection with the distribution of the Securities hereunder, and

(ii)	applicable resale restrictions;

(j)
none of the Securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Subscriber that any of the Securities will become listed on any stock exchange or automated dealer quotation system, except that currently certain market makers make a market in the common shares of the Company on the OTCBB operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”);

(k)
none of the Securities may be offered or sold by the Subscriber to a U.S. Person (as defined in Section 6.2, below), or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period (as defined herein);

(l)
the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and in each case in accordance with applicable state securities laws;

(m)	neither the Commission nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(n)	no documents in connection with the sale of the Shares hereunder have been reviewed by the Commission or any state securities administrators;

(o)	there is no government or other insurance covering any of the Securities;

(p)
the issuance and sale of the Securities to the Subscriber will not be completed if it would be unlawful or if, in the discretion of the Company acting reasonably, it is not in the best interests of the Company;

(q)
the Subscriber is purchasing the Securities pursuant to an exemption from the registration and the prospectus requirements of applicable securities legislation on the basis that the Subscriber is not a resident of the United States and, as a consequence:

(i)	is restricted from using most of the civil remedies available under securities legislation,

(ii)	may not receive information that would otherwise be required to be provided under securities legislation, and

(iii)	the Company is relieved from certain obligations that would otherwise apply under securities legislation;

(r)
the statutory and regulatory basis for the exemption claimed for the offer and sale of the Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the Securities Act; and

(s)	this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Company.

6.	Representations, Warranties and Covenants of the Subscriber

6.1           The Subscriber hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Closing) that:

(a)	the Subscriber is not a U.S. Person;

(b)	the Subscriber is not acquiring the Securities for the account or benefit of, directly or indirectly, any U.S. Person;

(c)
the Subscriber is resident in the jurisdiction set out on the signature page of this Subscription Agreement and the sale of the Securities to the Subscriber as contemplated in this Subscription Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Subscriber;

(d)
the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

(e)
if the Subscriber is a corporation or other entity, the entering into of this Subscription Agreement and the transactions contemplated hereby do not and will not result in the violation of any of the terms and provisions of any law applicable to, or the outstanding documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(f)
the Subscriber is acquiring the Securities as principal for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Securities, and it has not subdivided its interest in the Securities with any other person;

(g)
the Subscriber is outside the United States when receiving and executing this Subscription Agreement and is acquiring the Securities as principal for the Subscriber’s own account for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in the Securities;

(h)
the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the entire investment and it has carefully read and considered the matters set forth under the heading “Risk Factors” appearing in the Company’s Form 10-KSB, and the Company’s Form 10-Q, Form 8-K and any other periodic filings filed from time to time with the Commission;

(i)
the Subscriber has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in any way whatsoever for the Subscriber’s decision to invest in the Securities and the Company;

(j)
the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time;

(k)
the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Subscription Agreement and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

(l)	the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto;

(m)
the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms;

(n)
the Subscriber is not an underwriter of, or dealer in, the Common Stock of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of any of the Securities;

(o)
the Subscriber understands and agrees that none of the Securities have been or will be registered under the Securities Act or under any state securities or “blue sky” laws of any state of the United States and, unless so registered, may not be offered or sold in the United States or directly or indirectly to U.S. Persons, except in accordance with the provisions of Regulation S (“Regulation “S” promulgated under the Securities Act, pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with applicable state securities laws;

(p)
the Subscriber understands and agrees that offers and sales of any of the Securities prior to the expiration of a period of six months after the date of original issuance of the Securities (the six month period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state securities laws;

(q)
the Subscriber has not acquired the Securities as a result of, and it covenants that it will not itself engage in, any “directed selling efforts” (as defined in Regulation S) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Subscriber may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the Securities Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

(r)
the Subscriber agrees not to engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the Securities Act and in each case only in accordance with applicable state securities laws;

(s)
the Subscriber understands and agrees that the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act;

(t)
the Subscriber (i) is able to fend for itself in the Subscription; (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Securities and the Company; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(u)
the Subscriber is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(v)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Securities,

(ii)	that any person will refund the purchase price of any of the Securities,

(iii)	as to the future price or value of any of the Securities, or

(iv)
that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities of the Company on any stock exchange or automated dealer quotation system, except that currently the Company’s Common Stock is quoted on the Over-The-Counter Bulletin Board (“OTCBB”) operated by FINRA.

6.2    In this Subscription Agreement, the term “U.S. Person” shall have the meaning ascribed thereto in Regulation S.

7.	Representations, Warranties and Covenants of the Company

7.1           Except as set forth or incorporated by reference into the reports required to be filed by the Company during the two years preceding the date hereof (the “SEC Reports”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company hereby makes the following representations and warranties to the Subscriber:

(a)
Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business as currently conducted.  The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where any failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (i) the business, properties, financial condition or results of operations of the Company or (ii) the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith or therewith or on the ability of the Company to perform its obligations hereunder (a “Material Adverse Effect”).

(b)
Issuance of Shares.  The issuance of the Shares has been duly and validly authorized by all necessary corporate action and no further action is required by the Company or its stockholders in connection therewith.  The Shares, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

(c)
Authorization; Enforceability.  The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company has been taken and no further action is required by the Company or its stockholders in connection therewith.  This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) laws, or public policy underlying such laws, relating to indemnification and contribution.

8.	Representations and Warranties will be Relied Upon by the Company

8.1    The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber’s eligibility to purchase the Securities under applicable securities legislation.  The Subscriber further agrees that by accepting delivery of the certificates representing the Shares, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the date of this Subscription Agreement and that they will survive the purchase by the Subscriber of the Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Securities.

9.	Resale Restrictions

9.1    The Subscriber acknowledges that the Shares are not transferable and that any resale of any of the other Securities will be subject to resale restrictions contained in the securities legislation applicable to each Subscriber or proposed transferee.  The Subscriber acknowledges that the Securities have not been registered under the Securities Act or the securities laws of any state of the United States and that none of the Securities may be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

9.2    The Subscriber acknowledges that restrictions on the transfer, sale or other subsequent disposition of the Securities by the Subscriber may be imposed by securities laws in addition to any restrictions referred to in Section 9.1 above, and, in particular, the Subscriber acknowledges and agrees that none of the Securities may be offered or sold to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor) prior to the end of the Distribution Compliance Period.

10.	Acknowledgement and Waiver

10.1    The Subscriber has acknowledged that the decision to purchase the Securities was solely made on the basis of information available to the Subscriber on the EDGAR database maintained by the Commission at www.sec.gov.  The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of the Securities.

11.	Legending of Subject Securities

11.1    The Subscriber hereby acknowledges that that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

“THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S (“REGULATION S”) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED IN REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.”

11.2    The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Subscription Agreement.

12.	Costs

12.1    The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

13.	Governing Law

13.1    This Subscription Agreement is governed by the laws of the State of New York applicable to agreements made and to be performed solely within such state without reference to, or application of, principles of conflicts of law.

14.	Survival

14.1    This Subscription Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Securities by the Subscriber pursuant hereto.

15.	Assignment

15.1    This Subscription Agreement is not transferable or assignable.

16.	Severability

16.1    The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

17.	Entire Agreement

17.1    Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Securities and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

18.	Notices

18.1    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Subscriber shall be directed to the address on the signature page of this Subscription Agreement and notices to the Company shall be directed to it at Qnective, Inc., c/o Qporter (Schweiz) AG., Thurgauerstrasse 54, CH-8050, Zurich, Switzerland, Attention: President.

19.	Counterparts and Electronic Means

19.1    This Subscription Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.  Delivery of an executed copy of this Subscription Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Subscription Agreement as of the date hereinafter set forth.

20.	Delivery Instructions

20.1    The Subscriber hereby directs the Company to deliver any certificates representing the Shares issued pursuant to this Subscription Agreement to:

MRS. THEA KUNZ

20.2    The Subscriber hereby directs the Company to cause any certificates representing the Shares issued pursuant to this Subscription Agreement to be registered on the books of the Company as follows:

MRS. THEA KUNZ

20.3    The undersigned hereby acknowledges that it will deliver to the Company all such additional completed forms in respect of the Subscriber’s purchase of the Securities as may be required for filing with the appropriate securities commissions and regulatory authorities.

IN WITNESS WHEREOF the Subscriber has duly executed this Subscription Agreement as of the date of acceptance by the Company.

THEA KUNZ
(Name of Subscriber – Please type or print)

______________________________________
(Signature and, if applicable, Office)

Arlesheim
(Address of Subscriber)

CH-4144
(City, State or Province, Postal Code of Subscriber)

Switzerland
(Country of Subscriber)

ACCEPTANCE

The above-mentioned Subscription Agreement in respect of the Shares is hereby accepted by Qnective, Inc.

DATED at Zurich, Switzerland as of the ______ day of December, 2008.

QNECTIVE, INC.

By:	_______________________
Oswald Ortiz
Chief Executive Officer